Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           INTERNATIONAL ISOTOPES INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                        Texas                        74-2763837
           -------------------------------       -------------------
           (State or Other Jurisdiction of        (I.R.S. Employer
            Incorporation or Organization)       Identification No.)


                           Steve T. Laflin, President
                 4137 Commerce Circle, Idaho Falls, Idaho 83401
                                 (208) 524-5300
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices,
                               Including Zip Code)


                           International Isotopes Inc.
                          Employee Stock Purchase Plan
                          ----------------------------
                            (Full Title of the Plan)


                                  Curtis Ashmos
                           3400 JP Morgan Chase Tower
                                   600 Travis
                            Houston, Texas 77002-3095
                                 (713) 226-1200
 -------------------------------------------------------------------------------
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                              CALCULATION OF REGISTRATION FEE
 -----------------------------------------------------------------------------------------
                                        Proposed Maximum   Proposed Maximum    Amount of
 Title of Securities    Amount to be     Offering Price       Aggregate       Registration
  to be Registered     Registered (1)     Per Share (2)   Offering Price (2)    Fee (2)
 -------------------  ----------------  ----------------  ------------------  ------------
 Common Stock, $.01   2,000,000 shares       $0.11             $220,000          $25.89
 -------------------  ----------------  ----------------  ------------------  ------------

 (1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, dividend or similar adjustment of the Company's outstanding common stock.

 (2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, (the "Act") solely for purposes of calculating the registration fee, based on the closing sales price reported on the OTC Bulletin Board on December 15, 2004.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by International Isotopes Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

         (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-KSB described in (1) above.

         (3) The description of the Common Stock that is contained in the Company's Registration Statement on Form 8-A dated August 1, 1997, filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.


Item 4.  Description of Securities.

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.


Item 6.  Indemnification of Directors and Officers.

         As permitted by the Texas Business Corporation Act ("TBCA"), the Company's Restated Articles of Incorporation provide that the Company will indemnify its officers, directors, employees and agents to the fullest extent permitted by the TBCA against actions that may arise against them in such capacities, and to advance expenses in connection with any such actions. Registrant's Restated Articles of Incorporation provides that directors of the Company will not be personally liable to Registrant or its stockholders for monetary damages for any act or omission in his capacity as a director except as authorized under the TBCA. The TBCA provides that a corporation may indemnify a person who was, is, or is threatened to be made a named defendant in a proceeding because such person is or was a director if it is determined in accordance with the provisions of the TBCA that the person (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his official capacity as director, that his conduct was in the corporation's best interests or, in other cases, that his conduct at least was not opposed to the corporation's interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A director may not be indemnified with respect to a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity, or in which the person is found liable to the corporation. Officers, employees and agents of a corporation are entitled to be indemnified by the corporation as, and to the same extent provided for, directors of the corporation.


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

         Registrant carries directors' and officers' liability insurance with an aggregate policy limit of $2,000,000.


Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

         3.1 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company' Registration Statement on Form SB-2 (Registration No. 333-26269)).

         3.2 Articles of Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-8 (Registration No. 333-108776)

         3.3    Bylaws of the Company  (incorporated by reference to Exhibit 3.2
                to  the   Company's   Registration   Statement   on  Form   SB-2
                (Registration No. 333-26269)).

         4.1    Specimen Common Stock Certificate  (incorporated by reference to
                Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (Registration No. 333-26269)).

         5.1    Opinion of Locke Liddell & Sapp LLP.

         23.1   Consent of Hansen, Barnett & Maxwell.

         23.2   Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).

         24     Power of Attorney (included as part of Signature page).

         99.1   International Isotopes Inc. Employee Stock Purchase Plan.

Item 9.  Undertakings.

         The Company herein undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that paragraphs (1) (i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or
                Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Idaho Falls, State of Idaho on December 15, 2004.

                                       INTERNATIONAL ISOTOPES INC.

                                       By: /S/ Steve T. Laflin
                                           -------------------------------------
                                           Steve T. Laflin
                                           President and Chief Executive Officer


         Each person whose signature appears below hereby constitutes and appoints Steve T. Laflin and Dr. Ralph M. Richart, each of them or any one of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents and each of them or any of them, full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                     Title                          Date
 ---------------------------   ----------------------------   -----------------

 /S/ Dr. Ralph M. Richart      Chairman of the Board          December 15, 2004
 ---------------------------   of Directors
 Dr. Ralph M. Richart

                               President, Chief Executive
                               Officer, Chief Financial
                               Officer, Director (Principal
                               Executive Officer and
 /S/ Steve T. Laflin           Principal Financial and
 ---------------------------   Accounting Officer)            December 15, 2004
 Steve T. Laflin

 /S/ Christopher Grosso        Director                       December 15, 2004
 ---------------------------
 Christopher Grosso




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